Exhibit 32.1
CERTIFICATION
Each of the undersigned hereby certifies, for the purposes of section 1350 of chapter 63 of title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of Intel Corporation (Intel), that, to his knowledge, the Annual Report of Intel on Form 10-K for the period ended December 25, 2010, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Intel. This written statement is being furnished to the Securities and Exchange Commission as an exhibit to such Form 10-K. A signed original of this statement has been provided to Intel and will be retained by Intel and furnished to the Securities and Exchange Commission or its staff upon request.

Date: February 18, 2011	By:	/s/ Paul S. Otellini
Paul S. Otellini
President and Chief Executive Officer

Date: February 18, 2011	By:	/s/ Stacy J. Smith
Stacy J. Smith
Senior Vice President, Chief Financial Officer, and Principal Accounting Officer